Exhibit 4.1

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
11/27/2023	202332602718	AMENDMENT TO ARTICLES (AMD)	50.00	300.00	0.00	5.00

Receipt

This is not a bill. Please do not remit payment.

VORYS SATER SEYMOUR AND PEASE LLP
MICHELLE GOODWIN
52 E. GAY ST
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Frank LaRose

5007932

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

WORTHINGTON STEEL, INC.

and, that said business records show the filing and recording of:

Document(s)		Document No(s):
AMENDMENT TO ARTICLES	**Effective Date: 11/22/2023**	**202332602718**

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 27th day of November, A.D. 2023.

Ohio Secretary of State

Forrn 540 Prescribed by: Mail this form to one of the follow1ng: Toll Free: 877.767.3453 ~ ~;: -, Rcqda’ Filinc (non cxccditC, Central Ohio: 614.466.3910 P.o. Bux 1329 CciL.fllbJS. OH 43216 F:rank LaRose ()hioSoS,gov E,.:ped1tc Frl:ng (Two business day processing time. SecretMIJ R’l.sln“s~@QbiQSo~s.. aQv Requires an additional $100.00) I @fiu; o(J s(f;.ft I P.O. Box 139:: File online or for more information: Qll_iofi[J_.sillessCell!LillJJov For screen readers, follow instructions located at this path. Certificate of Amendment (For-Profit, Domestic Corporation) Filing Fee: $50 j Form Must Be Typed ‘..0 C0 ~- r:; ) ‘ ) I ~heck~pproŁtr_iate b?x: ..- .. ;-·; ·, r-..j • ~~r:ryend:n:fent to existing Articles of Incorporation (125-AMDS) DArnend~~ and Restated Articles (122-AMAP)- The following articles supersede the existing articles and all amendments thereto. Complete the following information: Name of Corporation ~ckone box below and provide information as required: I The articles are hereby amended by the Incorporators. Pursuant to Ohio Revised Code section 1701.70 D (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received. The articles are hereby amended by the Directors. Pursuant to Ohio Revised Code section 1701.70(A). directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to D shares have not been received. Also, Ohio Revised Code section 1701. 70(8) sets forth additional cases in which directors may adopt an amendment to the articles. The resolution was adopted pursuant to Ohio Revised Code section 1701.70(8) [jl (In this space insert the number 1 through 10 to provide basis for adoption.) ~The articles are hereby amended by the Shareholders pursuant to Ohio Revised Code section 1701.71. 1 D The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Worthington Industries, Inc. Must be signed by all Signature incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C). If authorized representative Print Name is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box. Signature If authorized representative is a business entity, not an individual, then please print the business name in the By (if applicable) “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the Print Name “Print Name” box.

ATTACHMENT TO CERTIFICATE OF AMENDMENT OF WORTHINGTON STEEL, INC. The foiiO\Ying resolutions were authorized and approved in An Action by Written Consent \Vithout a Meeting by the Sole Shareholder of Worthington SteeL Inc .. an Ohio corporation r·corporation .. ). in accordance with Section 1701.54 of the Ohio Revised Code: RESOLVED. that Article THIRD of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as f~)llows: THIRD: The number of shares\\ hich the Corporation is authorized to have outstanding is 100 common shares. no par value. Upon the tiling ofthis Certificate of Amendment (““Effective Date··). each one common share issued immediate!) prior to the EtTective Date. whether issued and outstanding or held by the Corporation as a treasury share. shall be changed into 500.251.15 validly issued. fully paid and non-assessable common shares without any further action by the Corporation or the holder thereof (“Forward Share SpJlC). The share certificate that immediately prior to the Effective Date represented common shares of the Corporation (“Old Certificate .. ). shall thereafter represent that number of common shares into which the common shares represented by the Old Certilicate shall have been changed. subject to the treatment of fractional common shares as described above. The For\\ard Share Split shall not affect the par value of the common shares of the Corporation. FURTHER RESOLVED. that Article FOURTH of the Articles of Incorporation or the Corporation is hereby amended and restated in its entirety to read as folhms: FOURTH: The amount of stated capital of the Corporation is zero (0).

DOC ID ----> 202305901614

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
02/28/2023	202305901614	DOMESTIC FOR PROFIT CORP - ARTICLES (ARF)	99.00	0.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

DEANNA M IGO
200 OLD WILSON BRIDGE RD
COLUMBUS, OH 43085

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Frank LaRose

5007932

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

WORTHINGTON STEEL, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC FOR PROFIT CORP - ARTICLES **Effective Date: 02/28/2023**	**202305901614**

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 28th day of February, A.D. 2023.

Ohio Secretary of State

Form 532A Prescribed by: Date Electronically Filed: 2/28/2023 Toll Free: 877.767.3453 | Central Ohio: 614.466.3910 OhioSoS.gov | business@OhioSoS.gov File online or for more information: OhioBusinessCentral.gov Initial Articles of Incorporation (For Profit, Domestic Corporation) Filing Fee: $99 (113—ARF) Form Must Be Typed First: Name of Corporation Worthington Steel, Inc. (Name must include the following word or abbreviation: company, co., corporation, corp., incorporated, or inc.) Second: Location of Principal Office in Ohio COLUMBUS, OHIO OHIO City State FRANKLIN County (The legal existence of the corporation begins upon Optional: Effective Date (MM/DD/YYYY) 2/28/2023 the filing of the articles or on a later date specified that is not more than ninety days after filing.) Third: The number of shares which the corporation is authorized to have outstanding. (Please state if shares are common or preferred and their par value, if any.) 100 COMMON 0 Number of Shares Type of Shares Par Value of Shares Fourth: If the corporation is to have an initial stated capital, please state the amount of that stated capital. 1000 Amount Optional: Purpose: ** Note: ORC Chapter 1701 allows additional provisions to be included in the Articles of Incorporation that are filed with this office. If including any of these additional provisions, please do so by including them in an attachment to this form. **

Original Appointment of Statutory Agent The undersigned, being at least a majority of the incorporators of Worthington Steel, Inc. (Name of Corporation) hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is: PATRICK J. KENNEDY (Name of Statutory Agent) 200 OLD WILSON BRIDGE ROAD (Mailing Address) COLUMBUS OH 43085 (Mailing City) (Mailing State) (Mailing ZIP Code) Must be signed by the incorporators or PATRICK J. KENNEDY a majority of the (Signature) incorporators. (Signature) (Signature) Acceptance of Appointment The Undersigned, PATRICK J. KENNEDY , named herein as the (Name of Statutory Agent) Statutory agent for Worthington Steel, Inc. (Name of Corporation) hereby acknowledges and accepts the appointment of statutory agent for said corporation. Statutory Agent Signature PATRICK J. KENNEDY (Individual Agent’s Signature / Signature on Behalf of Business Serving as Agent)

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required PATRICK J. KENNEDY Articles and original Signature appointment of agent must be signed by the incorporator(s). PATRICK J. KENNEDY If the incorporator By (if applicable) is an individual, then they must sign in the “signature” box and print his/her name in the “Print Name” box. Print Name If the incorporator is a business entity, not an individual, then please print the entity name in the “signature” box, an Signature authorized representative of the business entity must sign in the “By” box and print his/her name and By (if applicable) title/authority in the “Print Name” box. Print Name Signature By (if applicable) Print Name